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                                                                    EXHIBIT 10.2


Backup Facility Agreement between Valle de Oro Bank, N.A. and M&I
Data Services dated April 10, 1995
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                           BACKUP FACILITY AGREEMENT


     THIS BACKUP FACILITY AGREEMENT is made as of this 10th day of April, 1995, by and between M&I Data Services, a division of the Marshall & Ilsley Corporation (herein called "M&I") with offices located at 4900 West Brown Deer Road, Brown Deer, Wisconsin 53223 and Valle de Oro Bank (herein called "Customer"), a corporation with offices located at 491 Sweetwater Road, Spring Valley, California, 91977.

     WHEREAS, Customer is a user of computer equipment in the conduct of its business operations and desires to have access to and use of backup computer capability in the event of a Disaster as defined herein; and

     WHEREAS, M&I desires to provide Customer with backup computer capability, as more fully defined herein, in the event of a Disaster;

     NOW, THEREFORE, in consideration of the mutual benefits accruing and expected to accrue hereunder, M&I and Customer agree to be legally bound to the following terms and conditions:

     1.   DEFINITIONS

          In addition to the words and terms defined in this Agreement, the following words and terms, as used herein, shall have the following meanings, and such definitions shall apply to both the singular and plural forms of any such words and terms:

          "BACKUP FACILITY" means the computer facility containing the Equipment Configuration, as described on Schedule A hereto and any Riders attached thereto, which is made available to Customer in the event Customer experiences a Disaster. The procedures and scope of disaster recovery services, are further described in the Services Continuity Proposal dated March 16, 1995, which is attached as a Rider to this agreement, has been provided to the Customer, and may be revised from time to time.

          "COMPUTER FACILITY" means the data processing installation utilized by Customer, located at 491 Sweetwater Road, Spring Valley, California, 91977.

          "DISASTER" means any unplanned interruption of the operations of or inaccessibility to the Customer's Computer Facility which is expected to last at least twenty-four (24) hours.

          "DISASTER NOTIFICATION" means the oral and subsequent written notice which Customer must deliver to M&I upon or immediately following the occurrence of a Disaster, in which notice a request is made for access to and use of the Backup Facility.

          "DISASTER NOTIFICATION FEE" means the charge imposed by M&I and payable by Customer on each occasion that Customer delivers a Disaster Notification requesting access to and use of the Backup Facility.


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          "EQUIPMENT CONFIGURATION" means computer equipment listed on the attached Schedule A, which may be modified from time to time pursuant to Section 9.

          "MULTIPLE DISASTER" means one or more Disasters being experienced by more than one Subscription Holder, entitling them to access to and use of the Backup Facility described in Schedule A for the same or overlapping periods.

          "NORMAL OUTAGE" means ordinary downtime experienced by equipment which is serviced and maintained in adherence to the manufacturer's recommended procedures and practices.

          "SERVICES" means the disaster backup services requested by customer and described on Schedule A and any riders attached thereto.

          "SHARED UTILIZATION PLAN" is a plan to be implemented when more than one Subscription Holder experiences a Disaster at the same time.

          "SUBSCRIPTION HOLDERS" means computer processing equipment users under contract to M&I for access to and use of the Backup Facility for Disaster protection.

          "SUBSCRIPTION FEE" means the basic monthly charge imposed by M&I as set forth on Schedule A hereto and payable by Customer, entitling Customer to access and use of the Backup Facility in the event Customer experiences a Disaster.

          "USAGE FEE" means the charges imposed by M&I as set forth on Schedule A and payable by Customer for the period during which Customer makes use of the Equipment Configuration following delivery of a Disaster Notification.

     2.   USE OF BACKUP FACILITY

               A. In the event of a Disaster to Customer's Computer Facility, Customer, subject to the provisions of Section 6 (relating to Multiple Disasters), shall have access to and use of the Backup Facility immediately after delivery of a Disaster Notification to M&I. If necessary, initial notification and request for access may be oral, but such oral notice must be followed by a written Disaster Notification within seventy-two (72) hours after initial notification. The Disaster Notification shall specify the time period within which access is desired by Customer.

               B. Customer shall continue to have the right of access to and use of the Backup Facility for up to six (6) consecutive weeks. After the initial six-week period, Customer shall be entitled to continued access to and use of the Backup Facility, provided that Customer has made a good faith effort to remedy the Disaster at its Computer Facility and provided that it continues to pay all applicable charges hereunder and provided further, however, that if another Subscription Holder experiences a Disaster during this extended period of use by Customer, that subsequent Subscription Holder shall be entitled to priority use of the Backup Facility.

               C. At no additional cost, Customer shall have access to and use of the Backup Facility during each twelve (12) month period of the term of this Agreement for the number of hours set forth on Schedule A in order to test its Disaster procedure ("Test Time"). Customer shall consult with M&I in scheduling Test Time, and the



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parties hereto shall mutually agree upon a designated Test Time. Scheduled Test
Time is cancelable by M&I at its discretion upon receipt of a Disaster Notification from a Subscription Holder. Attempts will be made by M&I to reschedule Test Time, but no allowance or credits will be made for Test Time unused due to scheduling conflicts or cancellation resulting from receipt of Disaster Notifications.

          D. Customer will obtain and maintain, at its sole expense, any necessary equipment not included in the Backup Facility, programming, and appropriate telephone service, all to be adaptable to and compatible with the Backup Facility.

     3.   TERM

          The term of this Agreement shall commence upon acceptance by M&I (the "Commencement Date") and shall terminate as of the same date as the Data Processing Services Agreement between the parties ("Initial Term"). At the expiration of the Initial Term, this Agreement shall automatically renew for successive month-to-month periods, at the then-current rate being paid by Customer, unless notice of termination shall have been given by Customer or M&I at least thirty (30) days prior to the end of the Initial Term.

     4.   FEES

          A. In consideration of the right of access to the Backup Facility, Customer shall pay the monthly Subscription Fee which shall be due and payable on the first of each month during the term of this Agreement. If the Commencement Date shall occur on other than the first of a month, Customer shall make an initial payment on the Commencement Date in an amount equal to one-thirtieth of the monthly Subscription Fee for each day from the Commencement Date (including the Commencement Date) through the last day of said month. The amount of the monthly Subscription Fee is stated on Schedule A and any Rider attached thereto.

          B. If Customer experiences a Disaster and must make use of the Backup Facility, the access to the Backup Facility shall be subject to payment of the Disaster Notification Fee stated on the attached Schedule A. The Disaster Notification Fee shall be due upon the occurrence of each separate Disaster which causes Customer to use the Backup Facility.

          C. Customer shall pay M&I a Usage Fee in accordance with the attached Schedule A for the period during which use is made of the Backup Facility. During such period, Customer shall not be required to pay the Subscription Fee required by Section 4(A). For purposes of determining the Usage Fee, the term "day" shall mean each period of twenty-four (24) consecutive hours commencing upon the hour Customer accesses the Equipment Configuration.

          D. The monthly Subscription Fee specified on the attached Schedule A and any Riders shall be subject to increases by M&I annually. These increases will be limited to five percent (5%) per annum. Any increase shall become effective upon the annual anniversary of the Commencement Date, if on the first of a month, or, if not, then on the first day of the following month, and shall be applied at



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each such annual anniversary thereafter to the monthly Subscription Fee resulting from the effects of any previous adjustments or, in the alternative, on the annual price charge date M&I may establish.

     5.   METHOD AND TIME OF PAYMENT

          The Disaster Notification Fee shall be payable within twenty-four
(24) hours of the delivery of the formal Disaster Notification. The Subscription Fee for each calendar month during the term of this Agreement shall be invoiced to Customer in the preceding month and shall be paid by Customer within thirty (30) days from the date of invoice. All other fees and charges (including applicable taxes) incurred by Customer for Backup Facility in any calendar month will be invoiced by M&I to Customer during the succeeding calendar month and shall be paid by customer within thirty (30) days from the date of invoice. Whenever any payment is not made when due hereunder, Customer shall pay interest at the rate of eighteen percent (18%) per annum or the maximum allowable rate of interest permitted by law of the state where the Backup Facility is located, whichever is less.

     6.   MULTIPLE DISASTERS

          In the event of a Disaster, Customer shall have the right of access to and use of the Backup Facility. However, the Backup Facility provided for herein is being offered by M&I to other Subscription Holders, and to the extent it is possible that Multiple Disasters could be experienced by Customer and other Subscription Holders, none of the terms and conditions contained herein shall be interpreted or construed as a covenant, promise, or guarantee of any kind that Customer will have immediate and exclusive access to and use of the Backup Facility. In order to limit the problem of Multiple Disasters, M&I shall enter into similar arrangements for the Backup Facility with no more than one hundred (100) Subscription Holders per Backup Facility.

          In the event of a Multiple Disaster, M&I will use its best efforts to provide (i) coordinating and scheduling of a Shared Utilization Plan and/or
(ii) an alternate Backup Facility. The Shared Utilization Plan and/or (ii) an alternate Backup Facility. The Shared Utilization Plan will attempt to meet the needs of all Subscription Holders, whether first or subsequent to another Subscription Holder experiencing a Disaster. If Subscription Holders become dissatisfied with the M&I-developed Shared Utilization Plan, they have the option of unanimously agreeing to a reasonable alternative plan which will be submitted, in writing, to M&I. If accepted by M&I, the alternative plan will be implemented by M&I within a reasonable time period.

     7.   LIABILITY

          A. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, M&I MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BACKUP FACILITY OR THE USE OF THE BACKUP FACILITY.

          B. M&I's liability to Customer for any losses or damages, direct or indirect, arising out of this Agreement shall not in any event exceed the aggregate amounts paid by Customer during the forty-five (45) day period preceding the month in which Customer's loss or damage is incurred. Except as otherwise provided for herein,



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M&I shall not be liable to Customer or any other person for any claim of damage arising, directly or indirectly, from the furnishing of services or equipment pursuant to this Agreement or from interruption or loss of use thereof or from any other cause. Under no circumstances shall M&I be liable for punitive, special, or exemplary damages, nor shall it be liable for consequential damages including, but not limited to, loss of anticipated profits or other economic loss in connection with the services to be rendered hereunder. M&I shall not be liable for any claim or loss arising from required sharing of the Backup Facility between Customer and one or more other Subscription Holders in the event of a Multiple Disaster. In the performance of any other services, M&I shall not be responsible for any application or the results obtained from the use of any computer programs or for results (foreseen or unforeseen) obtained by Customer in the use of such programs. M&I shall not, under any circumstances, be liable to any person not a party to this Agreement. M&I and the Customer agree that these damage provisions are reasonable in light of all present predictable circumstances (including expectable actual damages in that the fees to be charged by M&I hereunder do not include amounts sufficient to insure against greater claims). Except as set forth in Section 8, Customer's obligations to M&I are limited to its payment obligations hereunder.

          C. M&I shall not be considered in default hereunder due to any failure in its performance of this Agreement should such failure arise out of causes beyond its reasonable control. Such causes shall include, but are not limited to, Acts of God or a public enemy; acts of any federal, state, or local government or authority, whether in sovereign, proprietary, or contractual capacity; fires; floods or other disasters; epidemics; quarantines; strikes; freight embargoes; degradation of telephone or other means of communication service; utility outages; equipment or parts unavailability, and unusually severe weather conditions.

          D. M&I shall maintain an operating environment for the Equipment Configuration and shall adhere to recommended policies and procedures for proper maintenance of such equipment. If any unscheduled interruption of the Backup Facility continues for a period of thirty (30) consecutive days, then all fees due hereunder for the period of interruption shall be waived and the term of this Agreement shall be deemed extended for a like period. M&I shall, as needed, reconstruct or repair the Backup Facility as quickly as possible following any interruption, but M&I shall not be liable for any losses or damages suffered by Customer because of damage to or interruption of the Backup Facility or inaccessibility of the Backup Facility due to Normal Outage.

     8.   MUTUAL INDEMNIFICATION

          Within the limitations set forth elsewhere in this Agreement, both
M&I and Customer mutually indemnify and hold each other and their respective employees harmless from any and all claims, liabilities, loss, damages, and causes of action relating to personal injury, death, or property damage to the extent of each party's intentional acts or negligence arising out of this Agreement, provided that each party shall retain sole defense of any such claim.

     9.   EQUIPMENT MODIFICATIONS

          M&I reserves the right to unilaterally change the Equipment Configuration. M&I shall give Customer sixty (60) days' prior written notice of any



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significant changes, and M&I shall permit Customer a reasonable amount of additional free Test Time after such substantial changes. No such changes shall be permitted unless the resulting equipment configuration is technically equal to or better than the Equipment Configuration available prior to the change. If such change substantially and adversely impacts customer to the extent that Customer is no longer able to utilize the Backup Facility, Customer shall have the right, for a period of sixty (60) days after Customer is allowed access to the new configuration, to terminate this Agreement by written notice without further obligation except for the payment of fees and any other sums payable up to the date of termination. Customer shall comply with all procedures and standards published and provided by M&I relating to performance hereunder.

      10.   CONFIDENTIALITY

            A. M&I's physical security system and access control system are trade secrets and shall not be used or disclosed to a third party by Customer for any purpose other than as necessary to perform this Agreement. M&I and Customer shall each exercise the same standard of care to protect any proprietary or confidential data of the other, disclosed during negotiation or performance of this Agreement, as is used to protect its own proprietary or confidential data from unauthorized disclosures. If Customer has any special means of protecting such data, it shall in writing so inform M&I who will use its best efforts to utilize such means to protect said data provided that if M&I incurs additional costs in so doing, Customer shall pay all such additional costs. If such material is publicly available, already in the other party's possession or known to it, or is thereafter rightfully obtained from other sources, then there shall be no restriction pursuant to this Agreement in the use of such material.

            B. Neither party shall disclose that Customer is utilizing this service without the consent of Customer, except as may be required by law or regulation.

      11.   TERMINATION

            A. In addition to the right to terminate set forth in Section 9, either Customer or M&I may, by written notice, and subject to the provisions of Subparagraph B below, terminate this Agreement for cause without further obligation upon the occurrence of a default by the other under the terms of this Agreement. Said default(s) shall be expressly stated in the notice of termination.

            B. Written notification must be given of an alleged default under the terms of this Agreement, and except for failure by Customer to make timely payments pursuant to Sections 4 and 5, the notified party shall have twenty (20) days to remedy the specific default(s). Customer shall have ten
(10) days from receipt of written notification to pay any delinquent amount. Failure to cure the specified default(s) within the applicable allotted time, or recurrence of the same default within thirty (30) days after its initial cure, will give cause for immediate termination. In the event of termination due to Customer's default, Customer shall be liable for all amounts then owing and the monthly fees for all of the remaining months of the Initial Term or any extension thereof, and the same shall become immediately due and payable.

            C. Customer may terminate this Agreement at any time and without cause and without penalty by giving M&I at least sixty (60) days' prior written notice.



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          D.   M&I may terminate this Agreement at any time and without cause by giving Customer six (6) months' prior written notice.

     12.  MISCELLANEOUS

          A. Neither M&I nor Customer may assign this Agreement or any rights or obligations hereunder (except M&I may freely assign to any successor pursuant to a merger, consolidation, or sale of all or substantially all of its assets) without obtaining prior written consent of the other party, which such consent shall not be unreasonably withheld.

          B. This Agreement shall be governed by the laws of the state of Wisconsin.

          C. No waiver by either party of any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

          D. This Agreement supersedes all prior proposals, oral and written, all previous negotiations, and all other communications or understandings between M&I and Customer with respect to the subject matter hereof and may not be modified in any manner except by a writing signed by an authorized representative of the party being bound thereby.

          E. The relationship between M&I and Customer created by this Agreement shall be that of independent contractors, and nothing contained herein shall be construed as constituting a partnership, joint venture, or agency between M&I and Customer.

          F. Any notice, request, or other communication to either party by the party provided for herein shall be given in writing and shall be deemed received upon earlier of receipt of three days after mailing if mailed postage prepaid by regular or airmail at the address for such party as set forth above or such changed address as may be subsequently submitted by written notice of either party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by an authorized officer in a manner appropriate to each as of the date above written.


M&I DATA SERVICES, A DIVISION OF
THE MARSHALL & ILSLEY CORPORATION        VALLEY DE ORO BANK
("M&I")                                  ("CUSTOMER")



By:  /s/ ROBERTA ROBERTS-SOIKE           By:  /s/ ROLAND NICKERSON
    --------------------------------         ----------------------------
Name:  Roberta Roberts-Soike             Name:  Roland Nickerson
Title: Vice President                    Title: Sr. Vice President/CFO




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                                   SCHEDULE A


BASIC EQUIPMENT CONFIGURATION:
   One (1) NCR VIPS 8565 processor
   One (1) NCR VIPS 8575 processor
   Two (2) NCR 6780 reader/sorters with inline microfilm
   Three (3) NCR 647 impact printers
   Eight (8) NCR 658 disk drives
   Two (2) 6370 NCR tape drives
   Two (2) NCR 6540 disc units
   One (1) IBM 3800 laser printer
   One (1) Kodak Optistart Datawriter fische processor

ONE-TIME FEES
   Start-up Fee: $6,400.00

M&I MONTHLY FEE
   Subscription Fee: $300.00 per month.

DISASTER NOTIFICATION FEE:
   Disaster Notification Fee: $1,500.00
   Disaster Notification Fee: $500.00 (Print-back only)

DISASTER PROCESSING FEE:
   Usage Fee: Published price in effect at time of utilization of the disaster backup services for proof encoding, item processing, report printing, and statement rendering.

TEST TIME:
   Test Time: Eight (8) hours per year

OTHER FEES:
   Custom Statement Formatter (CSF), as described in the Rider.
   All transportation costs.


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